Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Cimarex Energy Co.:

We consent to the incorporation by reference in the registration statement (No. 333-207063) on Form S-3 and registration statements (Nos. 333-196169, 333-125621, 333-174361, and 333-100235) on Form S-8 of Cimarex Energy Co. of our audit report with respect to the consolidated balance sheets of Cimarex Energy Co. and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2016, and to our report with respect to the effectiveness of internal control over financial reporting as of December 31, 2016, both of which are dated February 24, 2017, except for the immaterial error correction to the consolidated financial statements discussed in Note 1 and the restatement as to the effectiveness of internal control over financial reporting for the material weakness related to the full cost ceiling test calculation, as to which the date is May 10, 2017, which reports appear in the December 31, 2016 annual report on Form 10-K/A of Cimarex Energy Co.

Our report dated February 24, 2017, except for the restatement as to the effectiveness of internal control over financial reporting for the material weakness related to the full cost ceiling test calculation, as to which the date is May 10, 2017, on the effectiveness of internal control over financial reporting as of December 31, 2016, expresses our opinion that Cimarex Energy Co. did not maintain effective internal control over financial reporting as of December 31, 2016 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that there is a material weakness related to an ineffective process and control to verify the completeness and accuracy of financial information used in the full cost ceiling test calculation resulting from an ineffective risk assessment process that failed to identify necessary modifications to a spreadsheet template when changes in business operations and relevant financial information occurred.

/s/ KPMG LLP

Denver, Colorado
May 10, 2017